Dana Announces Additional $400 Million Share Repurchase Authorization,

Pays Dividends on Common Stock and Final Dividends on Series B Convertible Preferred Stock

MAUMEE, Ohio, Aug. 4, 2014 /PRNewswire/ — Dana Holding Corporation (NYSE: DAN) today announced that its board of directors has authorized a $400 million increase in its common share repurchase program. The $400 million increase in the share repurchase program brings the total to $1.4 billion since Dana’s share repurchase program was initially announced in October 2012. As of June 30, 2014, Dana has returned $942 million to shareholders since the inception of the program.

Dana plans to repurchase its shares either in the open market or through privately negotiated transactions through the end of 2015. The stock repurchase is subject to prevailing market conditions and other considerations. The company expects to have sufficient liquidity to support this initiative.

“The $400 million increase in our share repurchase program highlights our board’s continued confidence in the future of Dana. We believe Dana’s stock represents an attractive investment in light of our earnings growth, strong free cash flow, and our robust capital position,” said Roger J. Wood, Dana president and chief executive officer. “Dana continues to be committed to disciplined capital allocation reflecting the importance of shareholder returns and maximizing value.”

In addition, the company’s board declared a quarterly dividend of $0.05 per share, payable Sept. 12, to holders of Dana common stock as of Aug. 22. It also authorized the payment of the final two dividends related to the mandatory conversion of the 4.0 percent Series B Convertible Preferred Stock on Sept. 30.

A cash payment of $1.00 per share representing a quarterly dividend for the period ended June 30, 2014, will be payable Sept. 5, to preferred shareholders of record as of Aug. 15. The board also declared a final dividend to preferred shareholders representing the accrued dividend payment obligation under the terms of the Preferred Stock. A cash payment of $1.00 per share representing the final dividend will be payable Oct. 6, to preferred shareholders of record as of Sept. 29.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs 23,000 people in 26 countries on six continents. In 2013, Dana generated sales of $6.8 billion. For more information, please visit dana.com.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Investor Contact	Media Contact

Craig Barber	Jeff Cole
419.887.5166	419.887.3535
craig.barber@dana.com	jeff.cole@dana.com

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